Exhibit 99.1

TOYS“R”US, INC. REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2011

WAYNE, NJ (June 10, 2011) – Toys“R”Us, Inc. today reported financial results for the first quarter ended April 30, 2011.

First Quarter Highlights – Total Company

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Net sales were $2.6 billion, an increase of 1.1% versus the prior year. This includes the benefit of foreign currency translation along with net sales from new locations. Comparable store net sales were down 2.1% in the Domestic segment and 1.9% in the International segment.

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The Learning Toy and Core Toy categories continued to be strong, generating net sales growth of 7.9% and 5.4%, respectively. The Entertainment category (which includes video game hardware and software) and the Seasonal category were down 6.6% and 2.0%, respectively. Internet sales continued to be strong.

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Gross margin dollars were $978 million, compared to $945 million for the prior year. Gross margin, as a percentage of net sales, was 37.1%, an increase of 0.9 percentage points versus the prior year with improvements in both sales mix and margin rate (in certain categories).

•

Selling, general and administrative expenses (“SG&A”) were $897 million, compared to $858 million in the prior year. This increase included a foreign currency translation impact of $24 million, increases related to on-going store operations, and investments in new stores, remodels, and overseas sourcing operations.

•	Adjusted EBITDA[1] was $107 million, compared to $125 million in the prior year. Net loss was $67 million, compared to $55 million in the prior year.

Jerry Storch, Chairman and CEO, Toys“R”Us, Inc., stated, “In the first quarter, we made important investments, including preparations to open a new west coast distribution center to support the continued strong growth of our e-commerce operations, the additional conversions of our stores to an integrated format offering both toy and juvenile products, and the implementation of other key strategic initiatives. Planned increases associated with investments made during this smaller, off-peak quarter for our business will position the company well for the balance of the year and for the future. At the same time, the team focused on product differentiation and margin improvement, delivering strong gross margin growth.” Mr. Storch added, “As we continue to look for ways to improve the customer shopping experience, we are committed to strengthening our multichannel capabilities, allowing consumers to shop with us anytime from anywhere.”

First Quarter Highlights – Domestic Segment

•	Net sales were $1,643 million, compared to $1,671 million in the prior year.

•	Comparable store net sales were down 2.1%. Growth was the strongest in the Learning Toy and Core Toy categories, while sales in the Seasonal category were down.

•

Gross margin, as a percentage of net sales, was 36.5%, an increase of 0.6 percentage points versus the prior year, with improvements in margin rates within the Juvenile category and sales mix away from lower margin products, predominantly in the Entertainment category.

•	Operating earnings were $80 million, an increase of $4 million versus the prior year.

First Quarter Highlights – International Segment

•	Net sales were $993 million, an increase of 6.0% versus the prior year, with a $70 million benefit from foreign currency translation and the additional net sales from new locations.

•	Comparable store net sales were down 1.9%. Growth was the strongest in the Core Toy category, while sales in the Entertainment category were down.

•

Gross margin, as a percentage of net sales, was 38.1%, an increase of 1.3 percentage points versus the prior year, with improvements in sales mix towards higher margin products within our Learning Toy and Seasonal categories.

•	Operating loss was $8 million, compared to $2 million in the prior year.

Liquidity and Capital Spending

The company ended the quarter with cash and cash equivalents of $496 million and unused available lines of credit of $1.5 billion. Shareholder’s equity was $339 million, up from $38 million last year.

The company’s capital expenditure program is a key component of its long-term juvenile integration strategy, which integrates the toy and juvenile businesses into one store. During the first quarter, the company invested $58 million primarily to open new stores, convert, expand and remodel existing stores and upgrade its information technology systems and capabilities, compared to $40 million in the prior year.

New Financing Agreements

Subsequent to the end of the quarter, the company completed a new $400 million term loan. The new financing was completed on May 25, 2011 and was structured as an Incremental Joinder Agreement to the Amended and Restated Toys“R”Us Delaware, Inc. Secured Term Loan Agreement. The Incremental Joinder Agreement added a new tranche of term loans, which increased the size of the Secured Term Loan to an aggregate principal amount of $1.1 billion. The net proceeds from the new financing together with borrowings from the $1.85 billion senior secured revolving credit facility will be used to provide funds to redeem in full the outstanding Toys“R”Us, Inc. $500 million 7.625% Senior Notes due in August of 2011 including accrued interest, premiums and expenses. On May 26, 2011, the company provided notice to the holders of the 7.625% Senior Notes that it would redeem all such notes on or about June 24, 2011. The interest rate of the new term loan is LIBOR plus 3.75% per annum, subject to a LIBOR floor of 1.50%. Considering all fees and discounts associated with the issuance, the current effective rate of the new term loan is approximately 2.0% lower than the effective rate of the 7.625% Senior Notes which are being redeemed.

Further information regarding the company’s financial performance in the first quarter of fiscal 2011 is presented in its quarterly report on Form 10-Q, which was filed with the Securities and Exchange Commission on June 10, 2011.

About Toys“R”Us, Inc.

Toys“R”Us, Inc. is the world’s leading dedicated toy and juvenile products retailer, offering a differentiated shopping experience through its family of brands. Merchandise is sold in 873 Toys“R”Us and Babies“R”Us stores in the United States, and in more than 520 international stores and over 200 licensed stores in 33 countries and jurisdictions. In addition, it exclusively operates the legendary FAO Schwarz brand and sells extraordinary toys in the brand’s flagship store on Fifth Avenue in New York City. With its strong portfolio of e-commerce sites including Toysrus.com, Babiesrus.com, eToys.com, FAO.com and babyuniverse.com, it provides shoppers with a broad online selection of distinctive toy and baby products. Headquartered in Wayne, NJ, Toys“R”Us, Inc. employs approximately 70,000 associates worldwide. The company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need.

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “project”, “forecast”, “foresee”, “outlook”, “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, capital spending, future financial or operational performance including profitable growth expectations, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry and changes in our product distribution mix and distribution channels, seasonality of our business, changes in consumer preferences and consumer spending patterns, product safety issues including product recalls, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, changes in laws that impact our business, changes in employment legislation, our dependence on key vendors for our merchandise, costs of goods that we sell, labor costs, transportation costs, domestic and international events affecting the delivery of toys and other products to our stores, political and other developments associated with our international operations, existence of adverse litigation and other risks, uncertainties and factors set forth under Item 1A entitled “RISK FACTORS” of our Annual Report on Form 10-K and in our other reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

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For more information please contact:

Bruce Bishop, Vice President, Investor Relations at 973-617-5160 or Bruce.Bishop@toysrus.com

Kathleen Waugh, Vice President, Corporate Communications at 973-617-5888, 646-366-8823 or waughk@toysrus.com

[1]	A detailed description and reconciliation of EBITDA and Adjusted EBITDA, and management’s reasons for using these measures, are set forth at the end of this press release.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	13 Weeks Ended
(In millions)	April 30, 2011	May 1, 2010
Net sales	$2,636	$2,608
Cost of sales	1,658	1,663

Gross margin	978	945

Selling, general and administrative expenses	897	858
Depreciation and amortization	98	94
Other income, net	(10)	(12)

Total operating expenses	985	940

Operating (loss) earnings	(7)	5
Interest expense	(128)	(125)
Interest income	2	1

Loss before income taxes	(133)	(119)
Income tax benefit	66	63

Net loss	(67)	(56)
Less: Net loss attributable to noncontrolling interest	—	1

Net loss attributable to Toys “R” Us, Inc	$(67)	$(55)

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In millions)	April 30, 2011	January 29, 2011	May 1, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$496	$1,013	$519
Accounts and other receivables	300	255	196
Merchandise inventories	2,449	2,104	2,206
Current deferred tax assets	111	107	100
Prepaid expenses and other current assets	193	145	184

Total current assets	3,549	3,624	3,205
Property and equipment, net	4,085	4,061	3,992
Goodwill	385	384	381
Deferred tax assets	219	215	170
Restricted cash	16	16	35
Other assets	525	532	469

	$8,779	$8,832	$8,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,524	$1,560	$1,492
Accrued expenses and other current liabilities	763	903	726
Income taxes payable	33	57	28
Current portion of long-term debt	68	570	330

Total current liabilities	2,388	3,090	2,576
Long-term debt	5,360	4,718	4,986
Deferred tax liabilities	120	119	63
Deferred rent liabilities	320	310	277
Other non-current liabilities	252	252	312
Toys “R” Us, Inc. stockholders’ equity	339	343	38

	$8,779	$8,832	$8,252

Non-GAAP Disclosure of EBITDA and Adjusted EBITDA

We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors of the Company regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, the Company’s GAAP financial data. We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.

In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. We use the non-GAAP financial measures for planning and forecasting and measuring results against the forecast and in certain cases we use similar measures for bonus targets for certain of our employees. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors.

Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.

A reconciliation of net loss attributable to Toys“R”Us, Inc. to EBITDA and Adjusted EBITDA is as follows:

	13 Weeks Ended
(In millions)	April 30, 2011	May 1, 2010
Net loss attributable to Toys “R” Us, Inc	$(67)	$(55)

Add:
Income tax benefit	(66)	(63)
Interest expense, net	126	124
Depreciation and amortization	98	94
EBITDA	91	100

Adjustments:
Sponsor management and advisory fees (a)	5	5
Certain legal and accounting transaction costs	3	—
Japan and Australia property damage write-offs (b)	3	—
Compensation expense (c)	2	—
Litigation settlement expenses (d)	—	17
Other (e)	3	3

Adjusted EBITDA (f)	$107	$125

(a)	Represents the fees paid to Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and Vornado Realty Trust (collectively, the “Sponsors”) in accordance with the advisory agreement.
(b)	Represents the write-off of damaged assets in connection with a store fire in Australia, and from the earthquake and resulting tsunami that hit the Northeast coast of Japan.
(c)	Represents the incremental compensation expense related to existing liability awards.
(d)	Litigation settlement expenses recorded for certain legal matters.
(e)	Represents miscellaneous other charges consisting primarily of gains from property sales, store closure costs, certain litigation expenses, impairments, restructuring and certain severance which were not individually significant for separate disclosure. Commencing in fiscal 2011, we have revised our definition of Adjusted EBITDA to include certain severance and store closure costs and have therefore revised our prior year adjusted EBITDA balance to include such expenses. For the first quarter ended May 1, 2010, severance and store closure costs were $2 million and less than $1 million, respectively.
(f)

Adjusted EBITDA is defined as EBITDA (earnings (loss) before net interest income (expense), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance. Although the nature of many of these income and expense items is recurring, we have historically excluded such impact from internal performance assessments. We believe that excluding items such as Sponsors’ management and advisory fees, asset impairment charges, restructuring charges, impact of litigation, noncontrolling interest, gain on sale of properties and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.